Exhibit 99.1

Date: March 12, 2014	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contacts:
Joanne Fairechio
732-378-4967
jfairechio@njresources.com
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES SIGNIFICANTLY INCREASES

FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE

Long-term Earnings Growth Rate Goal Raised to 5 to 9 Percent

Dividend Growth Rate Goal Increased to 6 to 8 Percent

WALL, NJ – New Jersey Resources (NYSE: NJR) today announced a significant increase in its fiscal 2014 net financial earnings (NFE) guidance to a range of $3.90 to $4.10 per basic share, from the previously announced range of $2.75 to $2.95 per basic share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.”

The increase in guidance is due to significantly better-than-anticipated results at NJR Energy Services (NJRES), a leading provider of producer and physical natural gas services. This winter, demand for natural gas increased considerably in regions affected by the sustained extreme cold weather across the United States, especially in the Midwest. During this period of high demand and volatility, NJRES effectively utilized its strategically located portfolio of natural gas storage and transportation contracts to meet the needs of its customers in these regions.

Over the course of the past several years, NJRES has used the changing dynamics in the natural gas market to restructure its portfolio of storage and pipeline capacity assets to position the company to serve the growing market for physical natural gas services.

NEW JERSEY RESOURCES SIGNIFICANTLY INCREASES FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE

Long-term Earnings Growth Rate Goal Raised to 5 to 9 Percent; Dividend Growth Rate Goal Increased to 6 to 8 Percent

“Through this challenging winter, our experienced team at NJR Energy Services skillfully met the increased energy needs of their customers,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “The resulting increase in our earnings allows us to finance our future capital expenditures more efficiently and further strengthens our balance sheet. In addition to the better-than-expected results of NJR Energy Services, we continue to forecast strong year-over-year growth at our core subsidiary, New Jersey Natural Gas.”

As in the past, NJR expects New Jersey Natural Gas (NJNG), the company’s regulated utility, to be the largest contributor to fiscal 2014 NFE. Steady growth at NJNG is supported by customer growth in both new construction and conversion markets, the return of the majority of Sandy-affected customers and regulatory initiatives that earn current returns, including the company’s Safety Acceleration and Facility Enhancement (SAFE) infrastructure investment and its energy-efficiency program, The SAVEGREEN Project®.

The chart below represents the NFE contributions NJR currently expects from its businesses in fiscal 2014.

Company	Expected Fiscal 2014 Net Financial Earnings Contribution
New Jersey Natural Gas	45 to 50 percent
NJR Energy Services	35 to 40 percent
NJR Clean Energy Ventures	5 to 15 percent
NJR Midstream	3 to 10 percent
NJR Home Services	2 to 5 percent

•	NJR Increases Long-term Earnings Growth Rate and Dividend Growth Rate Goals

Reinvesting the higher-than-expected earnings into the company’s previously announced capital programs will improve the per-share profitability of those investments. Accordingly, NJR has raised its average annual long-term NFE-per-share growth rate goal to a range of 5 to 9 percent from the previous range of 4 to 7 percent. In addition, the company has increased its annual dividend growth rate forecast to a range of 6 to 8 percent, up from 5 percent. NJR’s long-term payout ratio goal remains unchanged at a range of 60 to 65 percent. NJR continues to expect that between 65 and 80 percent of its long-term earnings will be generated by its regulated businesses.

NEW JERSEY RESOURCES SIGNIFICANTLY INCREASES FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE

Long-term Earnings Growth Rate Goal Raised to 5 to 9 Percent; Dividend Growth Rate Goal Increased to 6 to 8 Percent

The chart below represents NJR’s projected long-term earnings contributions from its businesses beyond fiscal 2014:

Company	Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Energy Services	5 to 15 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Midstream	5 to 10 percent
NJR Home Services	2 to 5 percent

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this release includes, but is not limited to, certain statements regarding NJR’s NFE for fiscal 2014, forecasted contribution of business segments to fiscal 2014 NFE and to NFE beyond fiscal 2014, NJR’s long-term NFE per share growth rate goal, NJR’s future dividend growth rate and payout ratio, the long-term outlook for NJRCEV, diversification of NJRCEV’s strategy, and NJR’s long-term NFE per share growth rate.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, weather and economic conditions; demographic changes in the NJNG service territory and their effect on NJNG’s customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, NJRES’ operations and on the Company’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the Company; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post employment benefit plans as a result of downturns in the financial markets, a lower discount rate, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of the Company’s joint ventures and

NEW JERSEY RESOURCES SIGNIFICANTLY INCREASES FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE

Long-term Earnings Growth Rate Goal Raised to 5 to 9 Percent; Dividend Growth Rate Goal Increased to 6 to 8 Percent

partnerships; conditions precedent to the closing of the acquisition of the Carroll Area wind farm; risks associated with our investments in renewable energy projects and our investments in an onshore wind developer, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects and NJR’s eligibility for ITCs and PTCs, the future market for SRECs and operational risks related to projects in service; timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; regulatory approval of NJNG’s planned infrastructure programs; the level and rate at which NJNG’s costs and expenses (including those related to restoration efforts resulting from Superstorm Sandy) are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce, including a work stoppage; the regulatory and pricing policies of federal and state regulatory agencies; the possible expiration of the NJNG CIP, the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack of failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers, including any impacts to utility gross margin, and restoration costs resulting from Superstorm Sandy. The aforementioned factors are detailed in the “Risk Factors” sections of our Annual Report on Form 10-K filed on November 26, 2013, as filed with the Securities and Exchange Commission (SEC), which is available on the SEC’s website at sec.gov. Information included in this release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information

This press release includes the non-GAAP measure NFE. As an indicator of the company’s operating performance, this measure should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE excludes unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results

NEW JERSEY RESOURCES SIGNIFICANTLY INCREASES FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE

Long-term Earnings Growth Rate Goal Raised to 5 to 9 Percent; Dividend Growth Rate Goal Increased to 6 to 8 Percent

without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRCEV, as such adjustment is related to tax credits generated by NJRCEV.

Management uses on-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7 and most recent Form 10-Q, Part I, Item 2.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and clean energy services, including transportation, distribution and asset management. With annual revenues in excess of $2 billion, NJR is comprised of five key businesses:

•	New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains 7,000 miles of natural gas transportation and distribution infrastructure to serve half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris and Middlesex counties.

•	NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity in excess of 61 megawatts, providing residential and commercial customers with low-carbon solutions.

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its equity ownership in a natural gas storage facility and a transportation pipeline, both of which are Federal Energy Regulatory Commission, or FERC-regulated investments.

•	NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey and serves approximately 120,000 service contract customers.

NJR and its more than 900 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

NEW JERSEY RESOURCES SIGNIFICANTLY INCREASES FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE

Long-term Earnings Growth Rate Goal Raised to 5 to 9 Percent; Dividend Growth Rate Goal Increased to 6 to 8 Percent

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